CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

NutraFuels, Inc.

Coconut Creek, FL

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of NutraFuels, Inc. of our report dated April 16, 2018, relating to the financial statements of NutraFuels, Inc. at and for the years ended December 31, 2017 and 2016. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Daszkal Bolton LLP

Fort Lauderdale, Florida

July 16, 2018